UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.__)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ASSET ENTITIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Asset Entities Inc.

100 Crescent Ct, 7th Floor

Dallas, TX 75201

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

This Information Statement is being mailed or furnished to the stockholders of Asset Entities Inc., a Nevada corporation (“we,” “us” or the “Company”), in connection with the authorization by unanimous written consent of the corporate actions described below by the Company’s Board of Directors on May 24, 2024 and the subsequent approval of certain related corporate actions by the written consent in lieu of a special meeting, dated May 24, 2024, of a stockholder of the Company entitled to vote 7,532,029 shares of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), representing approximately 91.2% of the votes entitled to be cast by the holders of our common stock regarding the matters approved thereby. Accordingly, all necessary corporate approvals required pursuant to the Nevada Revised Statutes (the “NRS”), the Company’s Articles of Incorporation (the “Articles”), and the Company’s Bylaws (the “Bylaws”), in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

You are encouraged to carefully read the Information Statement in its entirety, including the annex, for further information regarding these actions. In accordance with Rule 14c-2, the approval of the action described herein will be deemed effective at a date that is 20 days after the date the Definitive Information Statement has been mailed or furnished to our stockholders. The Definitive Information Statement is first being mailed or furnished to stockholders on June 13, 2024.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The Information Statement is being mailed or furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By	Order of the Board of Directors

June 13, 2024

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED OR FURNISHED

TO STOCKHOLDERS ON JUNE 13, 2024

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ASSET ENTITIES INC.

100 Crescent Ct, 7th Floor

Dallas, TX  75201

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

On May 24, 2024, the following corporate action was unanimously authorized and approved by the written consent of the Board of Directors of the Company: The Company’s entry into a securities purchase agreement, dated as of May 24, 2024 (the “Purchase Agreement”), and related agreements whereby, among other things, the Company was required to issue and sell to a certain accredited investor (the “Investor”), and the Investor was required to acquire from the Company, 165 shares of the Company’s newly-established Series A Convertible Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), and, upon satisfaction of certain conditions, an additional 165 shares of the Series A Preferred Stock (collectively, the “Shares”), for total gross proceeds of up to $3,000,000 (the “Financing”), and the taking of certain other actions necessary or appropriate for the Company to carry out the Financing, including the filing of the Certificate of Designation of Series A Convertible Preferred Stock of the Company with the Secretary of State of the State of Nevada on May 24, 2024 (the “Certificate of Designation”); the issuance of the Shares pursuant to the Purchase Agreement; the reservation for issuance of the Company’s Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “common stock”), upon the conversion of the Shares; and the recommendation that the stockholders of the Company approve the issuance to the holders of the Series A Preferred Stock pursuant to the terms and conditions of the Certificate of Designation, together with any and all shares of the common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Certificate of Designation under applicable rules of The Nasdaq Stock Market LLC (or any successor entity) (“Nasdaq”) in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d) (the “Nasdaq 20% Rule”), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued at a price that may be less than either or both of the price (the “Minimum Price”) that is equal to the lower of the last closing price of the stock immediately preceding the signing of the related binding agreement and the average closing price for the five trading days immediately preceding the signing of the related binding agreement, or a separate floor price (the “Floor Price”) of $0.0855; and the filing with the Securities and Exchange Commission (“SEC”) and delivery to stockholders of the Company of this Information Statement on Schedule 14C. On the same date, at the recommendation of the Board of Directors, a majority of the voting power of the stockholders of the Company, by written consent in lieu of a special meeting, a copy of which is attached as ANNEX A (the “Written Consent”), approved a resolution (the “Exchange Limitation Resolution”) approving in all respects the issuance of Class B Common Stock in aggregate in excess of the limitations provided by the Nasdaq 20% Rule, including that an amount of shares of Class B Common Stock equal or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that may be less than either or both of the Minimum Price or the Floor Price (such amount, the “Exchange Limitation”).

The Company’s Board of Directors elected to seek and recommend the Written Consent in lieu of a special meeting of stockholders in part in order to comply with the requirements of the Purchase Agreement and the Certificate of Designation. The Purchase Agreement requires that the Company obtain the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents (as defined therein), including the issuance of all of the Shares and shares of Class B Common Stock upon conversion of the Shares, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). Such approval (the “Stockholder Approval”) must be obtained by written consent in lieu of a special meeting of a majority of the voting power of the Company’s stockholders, and in accordance with Exchange Act Rule 14c-2 at least twenty (20) days shall have transpired from the date on which a written information statement containing the information specified in Schedule 14C detailing such approval shall have been filed with the SEC and delivered to stockholders of the Company.

The terms, reasons and general effect of the Written Consent are described further in “NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER” below.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on June 13, 2024. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock.

Outstanding Shares of Capital Stock and Voting Rights

As of May 24, 2024, the Company had 7,532,029 shares of its Class A Common Stock issued and outstanding and 7,522,971 shares of its Class B Common Stock issued and outstanding. Each share of the Class A Common Stock entitles its holder to ten votes on any matter submitted to the stockholders and is convertible into one share of Class B Common Stock. Each share of the Class B Common Stock entitles its holder to one vote on any matter submitted to the stockholders. The stockholder that voted in favor of approval of the Exchange Limitation Resolution by written consent in lieu of a special meeting holding a majority of the voting power of the shares of common stock outstanding as of the date of such Written Consent is described in “AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER”. No other consents are being solicited in connection with this Information Statement. No consideration was paid for the Written Consent.

Under the NRS, unless otherwise provided in the Articles or the Bylaws, in general, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by one or more stockholders holding at least a majority of the voting power. The Articles and the Bylaws provide substantially the same voting rights for actions by stockholders taken without a meeting as provided under the NRS.

Interests of Certain Persons in Matters to Be Acted Upon

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

On May 24, 2024, the Board of Directors approved the Financing and recommended the submission of the Exchange Limitation Resolution to the stockholders. On the same date, at the recommendation of the Board of Directors, the following stockholder (the “Majority Stockholder”) executed and delivered the Written Consent, which approved the Exchange Limitation Resolution, to us:

Name of Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	Votes
Asset Entities Holdings, LLC(1)	7,532,029	-	75,320,290
TOTAL	7,532,029	-	75,320,290

(1)	Asset Entities Holdings, LLC is a Texas limited liability company. Arman Sarkhani, Arshia Sarkhani, Jackson Fairbanks, Kyle Fairbanks, Matthew Krueger, and Michael Gaubert are managers, officers, or beneficial owners of Asset Entities Holdings, LLC. Each of them is deemed to beneficially own the shares of Class A Common Stock owned by Asset Entities Holdings, LLC and has shared voting and dispositive powers over its shares. Asset Entities Holdings, LLC’s business address is 100 Crescent Court, 7th Floor, Dallas, TX 75201.

Pursuant to the Articles and the Bylaws, in general, any action required or permitted by law, the Articles, and the Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power.

Pursuant to the NRS and the Articles and the Bylaws, approval of the Exchange Limitation Resolution at a meeting would require the vote of stockholders holding a majority of the voting power present in person or represented by proxy at such meeting, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote. Holders of shares of our Class A Common Stock are entitled to ten (10) votes per share. Holders of shares of our Class B Common Stock are entitled to one (1) vote per share. As of the date of the Written Consent, May 24, 2024, there were 7,532,029 shares of Class A Common Stock issued and outstanding and 7,522,971 shares of Class B Common Stock issued and outstanding, which amounts to an aggregate of 82,843,261 votes, of which 75,320,290 votes, or 91.2%, were held by the Majority Stockholder.

Accordingly, we have obtained all necessary corporate approvals in connection with the Financing and the Exchange Limitation Resolution. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the Exchange Limitation Resolution. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent in lieu of a special meeting, the Company is not required to hold a stockholders meeting to approve the Exchange Limitation Resolution, and does not intend to do so.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDER

The following actions have been approved by the Written Consent of a holder of the Common Stock whose vote represented approximately 91.2% of the votes entitled to be cast by the holders of the Common Stock regarding the matters approved thereby.

The Written Consent approved the Exchange Limitation Resolution, which provided for the issuance of shares of Class B Common Stock in aggregate in excess of the limitations provided by the Nasdaq 20% Rule, including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that is less than either or both of the Minimum Price or the Floor Price.

On May 24, 2024, pursuant to the Purchase Agreement, the Company agreed to sell and issue 165 shares of Series A Preferred Stock at each of two closings subject to the satisfaction of the terms and conditions for each closing. The first closing (the “First Closing”) occurred on May 24, 2024 for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000. The second closing (the “Second Closing”), for the issuance and sale of 165 shares of Series A Preferred Stock for gross proceeds of $1,500,000, will occur on the first business day on which the conditions specified in the Purchase Agreement for the Second Closing are satisfied or waived, including the filing and effectiveness of the First Registration Statement (as defined below) and the effectiveness of the Stockholder Approval.

The following is a summary of the terms and provisions of the Series A Preferred Stock pursuant to the Certificate of Designation and the various agreements entered into in connection with the Financing between the Company and the Investor. You may obtain information incorporated by reference in this Information Statement without charge by following the instructions under “Where You Can Find More Information”. The following descriptions of the Certificate of Designation, the Purchase Agreement, and the Registration Rights Agreement (as defined below) do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are attached as Exhibit 3.1, Exhibit 10.1, and Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on May 28, 2024, respectively.

Terms of the Series A Preferred Stock

Pursuant to the Purchase Agreement, on May 24, 2024, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada designating 660 shares of the Company’s shares of Preferred Stock, $0.0001 par value per share, as Series A Convertible Preferred Stock and setting forth the voting and other powers, preferences and relative, participating, optional or other rights of the Series A Preferred Stock. Each share of Series A Preferred Stock has an initial stated value (the “Stated Value”) of $10,000 per share.

The Series A Preferred Stock ranks senior to all capital stock of the Company with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, unless the holders of the majority of the outstanding shares of Series A Preferred Stock consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive cumulative dividends, in shares of Class B Common Stock (or cash at the Company’s option) on the Stated Value at an annual rate of 6% (which will increase to 12% if a Triggering Event (as defined in the Certificate of Designation) occurs. Dividends will be payable upon conversion of the Series A Preferred Stock or upon any redemption.

Holders of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock into a number of shares of Class B Common Stock determined by dividing the Stated Value of such Shares (plus any accrued but unpaid dividends and other amounts due, unless paid by the Company in cash) by the conversion price of the Shares (the “Conversion Price”). The initial Conversion Price is $0.75, subject to adjustment including adjustments due to full-ratchet anti-dilution provisions. Holders may elect to convert shares of Series A Preferred Stock to Class B Common Stock at an alternate Conversion Price equal to 85% (or 70% if the Company’s Class B Common Stock is suspended from trading on or delisted from a principal trading market or upon occurrence of a Triggering Event) of the average lowest daily volume weighed average price of the Class B Common Stock during the Alternate Conversion Measuring Period (as defined in the Certificate of Designation) (the “Alternate Conversion Price”).

A holder of Series A Preferred Stock may not convert the Series A Preferred Stock into Class B Common Stock to the extent that such conversion would cause such holder’s beneficial ownership of Class B Common Stock to exceed 4.99% of the outstanding Class B Common Stock immediately after conversion, which may be increased by the holder to up to 9.99% upon no fewer than 61 days’ prior notice. In addition, the Company may not issue shares of Class B Common Stock upon conversion of the Series A Preferred Stock at less than the Minimum Price in an amount that may exceed the Exchange Limitation, or conversions at less than the Floor Price regardless of whether the Exchange Limitation has been reached, before the Stockholder Approval is obtained and effective for such issuances in excess of the Exchange Limitation in accordance with the requirements described immediately below. The Purchase Agreement requires that the Company obtain the Stockholder Approval by the prior written consent of the requisite stockholders to obtain the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock issuable upon conversion of such shares pursuant to the Purchase Agreement, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). The Series A Preferred Stock also may not be converted except to the extent that the shares of Class B Common Stock issuable upon such conversion may be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) or an effective and available registration statement.

The Purchase Agreement and the Certificate of Designation require that the Company file a Preliminary Information Statement on Schedule 14C with the SEC within 10 days of the date of the First Closing followed by the filing of a Definitive Information Statement on Schedule 14C with the SEC within 20 days of the date of the First Closing, or within 45 days of the date of the First Closing if delayed due to a court or regulatory agency, including but not limited to the SEC, which shall disclose the Written Consent. In accordance with the rules of the SEC, the Written Consent will become effective 20 days after the Definitive Information Statement is sent or given in accordance with SEC rules. Prior to such date of effectiveness, if the number of shares of Class B Common Stock subject to a conversion would exceed the Exchange Limitation prior to the date of the effectiveness of the Stockholder Approval, and the Conversion Price for such conversion would be lower than the Minimum Price or the Floor Price, then, upon any conversion of shares of Series A Preferred Stock, the Stated Value will automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Class B Common Stock trades at on the Trading Day (as defined below) immediately preceding the conversion date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Class B Common Stock delivered (or to be delivered) to the holder on the applicable conversion date with respect to such conversion of Series A Preferred Stock from (II) the quotient obtained by dividing (x) the applicable value of the Series A Preferred Stock being converted that the holder has elected to be the subject of the applicable conversion of Series A Preferred Stock, by (y) the applicable Conversion Price.

In accordance with the requirements and provisions described above, on May 24, 2024, the Company obtained the Stockholder Approval by execution of the Written Consent by the stockholder holding a majority of the voting power of the common stock. In addition, on May 31, 2024, the Company filed a Preliminary Information Statement on Schedule 14C with the SEC. The Company was required to file this Definitive Information Statement on Schedule 14C disclosing the Stockholder Approval with the SEC on or before June 13, 2024, or on or before July 8, 2024 if delayed due to a court or regulatory agency, including but not limited to the SEC. On the 20th day following actions meeting these and other applicable requirements, the Stockholder Approval will be effective, and the Company will be permitted to issue more than the limited number of shares as defined by the Exchange Limitation, at prices that may be below the Minimum Price or the Floor Price.

Under the Purchase Agreement, if the closing price of the Class B Common Stock falls below $0.75 per share, the holder’s total sales of Class B Common Stock will be restricted. The holder may only sell either the greater of $25,000 per Trading Day or 15% of the daily trading volume of the Class B Common Stock reported by Bloomberg, LP, until the closing price exceeds $0.75. “Trading Day” is defined as a day on which the principal trading market for the Class B Common Stock is open for trading for at least six hours.

The Series A Preferred Stock will automatically convert to Class B Common Stock upon the 24-month anniversary of the initial issuance date of the Series A Preferred Stock.

The Company will have the right at any time to redeem all or any portion of the Series A Preferred Stock then outstanding at a price equal to 110% of the Stated Value plus any accrued but unpaid dividends and other amounts due.

Holders of the Series A Preferred Stock will generally have the right to vote on an as-converted basis with the Class B Common Stock, subject to the beneficial ownership limitation set forth in the Certificate of Designation.

The Company may not sell securities in a financing transaction while the Investor beneficially owns any of the Series A Preferred Stock or the common stock until the end of the 30-day period following the initial date of the effectiveness of the First Registration Statement or during any Alternate Conversion Measuring Period. In addition, the Company may not file any other registration statement or any offering statement under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration statement on Form S-8 or supplements or amendments to registration statements that were filed and effective as of the date of the Purchase Agreement, unless each Registration Statement is effective and the respective prospectus is available for use, or the shares of Series A Preferred Stock and underlying shares of Class B Common Stock that must be included in each Registration Statement under the Registration Rights Agreement may be resold without limitation under Rule 144.

In connection with the Purchase Agreement, the Company agreed to provide certain registration rights to the Investor, pursuant to a registration rights agreement, dated as of May 24, 2024 (the “Registration Rights Agreement”). The Registration Rights Agreement provides for the registration for resale of any and all shares of Class B Common Stock issuable to the Investor with respect to the shares of Series A Preferred Stock under the Purchase Agreement (the “Registrable Conversion Shares”). Within the later of 15 calendar days of the First Closing or May 24, 2024, the Company must file a registration statement (the “First Registration Statement”) for the offer and resale of the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The First Registration Statement must be declared effective within 45 days of the First Closing, or 90 days if the First Registration Statement receives a review. If an additional registration statement must be filed to cover the resale of Registrable Conversion Shares that were not permitted to be included in the First Registration Statement, the Company must file an additional registration statement (the “Second Registration Statement”) within 15 days of the Second Closing for the maximum number of Registrable Conversion Shares permitted to be covered under SEC rules. The Second Registration Statement must be declared effective within 45 days of the Second Closing, or 90 days if the Second Registration Statement receives a review. In the event the number of shares of Class B Common Stock available under the First Registration Statement and the Second Registration Statement is insufficient to cover all of the Registrable Conversion Shares, the Company will be required to file at least one additional registration statement (each of such additional registration statement, the First Registration Statement, and the Second Registration Statement, and collectively, the “Registration Statement”) within 14 days of the date that the necessity arises and that such additional Registration Statement may be filed under SEC rules to cover such Registrable Conversion Shares up to the maximum permitted to be covered under SEC rules, which must be made effective within 45 days of such date, or 90 days if such additional Registration Statement receives a review. Any failure to meet the filing deadline for either the First Registration Statement or the Second Registration Statement (“Filing Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Any failure to meet the effectiveness deadline for any Registration Statement (“Effectiveness Failure”) will result in liquidated damages of 100,000 shares of Class B Common Stock. Each of the shares issuable upon a Filing Failure or an Effectiveness Failure must also be covered by a Registration Statement to the same extent as the Registrable Conversion Shares. The Company will be required to use its best efforts to keep each Registration Statement effective until all such shares of Class B Common Stock are sold or may be sold without restriction pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Company may not sell securities in a financing transaction while the Investor beneficially owns any of the Series A Preferred Stock or the common stock until the end of the 30-day period following the initial date of the effectiveness of the First Registration Statement or during any Alternate Conversion Measuring Period. In addition, the Company may not file any other registration statement or any offering statement under the Securities Act, other than a registration statement on Form S-8 or supplements or amendments to registration statements that were filed and effective as of the date of the Purchase Agreement, unless the Registration Statement is effective and the respective prospectus is available for use, or the shares of Series A Preferred Stock and underlying shares of Class B Common Stock that must be included in the Registration Statement under the Registration Rights Agreement may be resold without limitation under Rule 144.

In connection with each closing under the Purchase Agreement, pursuant to the engagement letter agreement between the Company and Boustead Securities, LLC (“Boustead”), dated November 29, 2021 (the “Boustead Engagement Letter”), and the underwriting agreement between the Company and Boustead, as representative of the underwriters of the Company’s initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), the Company is required to pay Boustead a fee equal to 7% of the aggregate purchase price and a non-accountable expense allowance equal to 1% of the aggregate purchase price for the Series A Preferred Stock. On the date of the First Closing, the Company therefore paid Boustead a total amount of $120,000, and will be required to pay Boustead a total amount of $120,000 on the date of the Second Closing. In addition, on the date of the First Closing, the Company was required to issue a placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the First Closing at the initial Conversion Price of $0.75 per share, subject to the Exchange Limitation until the Stockholder Approval becomes effective. If and when the Second Closing occurs, the Company will be required to issue an additional placement agent warrant to Boustead for the purchase of 154,000 shares of Class B Common Stock, equal to 7% of the number of shares of Class B Common Stock that may be issued upon conversion of the Shares sold at the Second Closing at the initial Conversion Price of $0.75 per share. Each such placement agent warrant (collectively, the “Placement Agent Warrants”) will have an exercise price of $0.75. In addition, the Company must issue 7,000 shares of Class B Common Stock to Boustead upon the occurrence of each Filing Failure and each Effectiveness Failure. Notwithstanding certain provisions in the Boustead Engagement Letter, the Placement Agent Warrants will not contain piggyback registration rights and will not contain anti-dilution provisions for future stock issuances, etc., at a price or at prices below the exercise price per share, or provide for automatic exercise immediately prior to expiration.  The Placement Agent Warrants and the underlying shares may be deemed to be compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and may be subject to limits on exercise under FINRA rules.

Why we obtained the Stockholder Approval.

Our Class B Common Stock is listed for trading on The Nasdaq Capital Market tier of Nasdaq. The Nasdaq 20% Rule requires a company with securities listed on Nasdaq to obtain stockholder approval if the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders (which, as defined by the Nasdaq Listing Rules, may include holders and beneficial owners of at least 5% of the number of shares of common stock or 5% of the voting power outstanding) of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding immediately before the issuance, at the Minimum Price, which is defined by Nasdaq as a price equal to the lower of the last closing price of the stock immediately preceding the signing of the binding agreement and the average closing price for the five trading days immediately preceding the signing of the binding agreement.

In addition, the Purchase Agreement requires that the Company obtain the prior written consent of the requisite stockholders to obtain the approval of such number of the holders of the outstanding shares of the Company’s voting securities as required by the Bylaws and the NRS, to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Series A Preferred Stock and shares of Class B Common Stock issuable upon conversion of such shares pursuant to the Purchase Agreement, all as may be required by the applicable rules and regulations of The Nasdaq Capital Market tier of Nasdaq (or any successor entity). The Purchase Agreement and the Certificate of Designation require that the Company file a Preliminary Information Statement on Schedule 14C with the SEC within 10 days of the date of the First Closing followed by the filing of a Definitive Information Statement on Schedule 14C with the SEC within 20 days of the date of the First Closing, or within 45 days of the date of the First Closing if delayed due to a court or regulatory agency, which shall disclose the Written Consent. In accordance with the rules of the SEC, the Written Consent will become effective 20 days after the Definitive Information Statement is sent or given in accordance with SEC rules.

In addition, under the Certificate of Designation, prior to the Stockholder Approval, if the Conversion Price is lower than the Minimum Price or the Floor Price, then, upon any conversion of any shares of Series A Preferred Stock, the Stated Value will automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Class B Common Stock trades at on the Trading Day (as defined below) immediately preceding the conversion date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Class B Common Stock delivered (or to be delivered) to the holder on the applicable conversion date with respect to such conversion of Series A Preferred Stock from (II) the quotient obtained by dividing (x) the applicable value of the Series A Preferred Stock being converted that the holder has elected to be the subject of the applicable conversion of Series A Preferred Stock, by (y) the applicable Conversion Price. For example, assuming that the highest trading price on the date immediately preceding a date of conversion is $0.50, the applicable Conversion Price, after adjustments, is $0.35, and the applicable value being converted is $100, the Stated Value will automatically increase by approximately $43, as follows: ($0.50) * (($100/$0.35) – ($100/$0.50)) = $43.

In accordance with the requirements and provisions described above, on May 24, 2024, the Company obtained the Stockholder Approval by execution of the Written Consent by the stockholder holding a majority of the voting power of the common stock. In addition, on May 31, 2024, the Company filed a Preliminary Information Statement on Schedule 14C with the SEC. The Company will be required to file a Definitive Information Statement on Schedule 14C disclosing the Stockholder Approval on or before June 13, 2024, or on or before July 8, 2024 if delayed due to a court or regulatory agency including but not limited to the SEC. On the 20th day following actions meeting these and other applicable requirements, the Stockholder Approval will be effective, and the Company will be permitted to issue more than the limited number of shares as defined by the Exchange Limitation, at prices that may be below the Minimum Price or the Floor Price.

Effect of approval of the Exchange Limitation Resolution on our stockholders.

After the Minimum Price and the Floor Price become inapplicable by the effectiveness of the Stockholder Approval, then, based on the initial Conversion Price of $0.75 per share of Class B Common Stock, if the Investor converted all 330 of the Shares issued or that may be issued to the Investor pursuant to the Purchase Agreement and the Certificate of Designation, then, at the initial Stated Value of $10,000 per share, the Investor would be issued 4,400,000 shares of Class B Common Stock. An indeterminate number of shares of Class B Common Stock would be required to be issued based on the Stated Value if the Investor converts the Shares at the Alternate Conversion Price. The Investor may also receive additional shares of Class B Common Stock at the applicable Conversion Price for any accrued but unpaid dividends with respect to each converted Share, unless paid by the Company in cash. The applicable Conversion Price may also be reduced as a result of a downward adjustment to the Conversion Price upon application of full-ratchet anti-dilution provisions. Any such issuances based on conversions of the Shares may result in significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, which may cause the market price of our Class B Common Stock to decline. Moreover, the Registration Statement, once effective, will allow up to all such shares of Class B Common Stock to be resold immediately into the public market without restriction, which may also adversely affect the market price of our common stock. A decline in our market price could also impair our ability to raise funds in additional equity or debt financings.

In addition to the foregoing, the increase in the number of shares of Class B Common Stock issued in connection with the conversion of the Shares and exercise of the Placement Agent Warrants may have an incidental anti-takeover effect in that the additional shares of Class B Common Stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Notwithstanding the foregoing, we believe the benefits of the effectiveness of the approval of the Exchange Limitation Resolution exceed the potential dilutive effects and related risks described above. Our ability to succeed in our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. The Financing has raised net cash proceeds of approximately $1.3 million (after deducting the placement agent fee and expenses of the Financing), and, upon the satisfaction or waiver of the conditions of the Second Closing, which include the filing with the SEC of this Information Statement, is expected to raise additional net cash proceeds of approximately $1.4 million. The Company intends to use the net cash proceeds from the Financing to maintain the Company’s compliance with Nasdaq rules requiring a minimum of $2.5 million of stockholders’ equity and for working capital and other corporate purposes.

DISSENTERS’ RIGHT OF APPRAISAL

No dissenters’ right of appraisal or similar rights are available to our stockholders under the NRS in connection with the approval of the Exchange Limitation Resolution.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of our company at any time since the beginning of the last fiscal year has any interest in the Exchange Limitation Resolution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 24, 2024 by (i) each of our named executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of any class of our outstanding voting securities. Unless otherwise specified, the address of each of the persons set forth below is c/o Asset Entities Inc., 100 Crescent Court, 7th Floor, Dallas, TX 75201, Attn: Chief Financial Officer.

	Amount of Class A Common Stock		Percent of Class A Common Stock (%)	Amount of Class B Common Stock	Percent of Class B Common Stock (%)	Total Voting Power(1)(2) (%)
Arshia Sarkhani, Chief Executive Officer, President and Director(3)	7,532,029		100.0	200,000	2.7	91.2
Kyle Fairbanks, Chief Marketing Officer, Executive Vice-Chairman and Director(4)	7,532,029		100.0	200,000	2.7	91.2
Michael Gaubert, Executive Chairman and Director(5)	7,532,029		100.0	225,500	3.0	91.2
Richard A. Burton, Director	-		-	9,000	*	*
John A. Jack II, Director	-		-	9,000	*	*
Scott K. McDonald, Director	-		-	9,000	*	*
David Reynolds, Director	-		-	9,000	*	*
All directors and executive officers as a group (11 persons)	7,532,029	(6)	100.0	1,547,565	20.6	92.8
Asset Entities Holdings, LLC(7)	7,532,029		100.0	-	-	90.9

*	Less than 1%

(1)	Based on 7,532,029 shares of Class A Common Stock and 7,522,971 shares of Class B Common Stock issued and outstanding as of May 24, 2024, respectively.

(2)	The holders of Class A Common Stock are entitled to ten (10) votes for each share of Class A Common Stock held of record, and the holders of Class B Common Stock are entitled to one (1) vote for each share of Class B Common Stock held of record, on all matters submitted to a vote of the stockholders. A total of 15,055,000 shares of common stock representing total voting power of 82,843,261 votes were outstanding as of May 24, 2024.

(3)	Arshia Sarkhani is a manager, officer and owner of Asset Entities Holdings, LLC, which holds 7,532,029 shares of Class A Common Stock.

(4)	Kyle Fairbanks is a manager, officer and owner of Asset Entities Holdings, LLC, which holds 7,532,029 shares of Class A Common Stock.

(5)	Michael Gaubert is an officer and indirect owner of Asset Entities Holdings, LLC, which holds 7,532,029 shares of Class A Common Stock.

(6)	Includes the shares of Class A Common Stock beneficially owned by the managers, officers and owners of Asset Entities Holdings, LLC, which holds 7,532,029 shares of Class A Common Stock. Asset Entities Holdings, LLC’s managers, officers or beneficial owners are Arman Sarkhani, Arshia Sarkhani, Jackson Fairbanks, Kyle Fairbanks, Matthew Krueger, and Michael Gaubert.

(7)	Asset Entities Holdings, LLC is a Texas limited liability company. Arman Sarkhani, Arshia Sarkhani, Jackson Fairbanks, Kyle Fairbanks, Matthew Krueger, and Michael Gaubert are managers, officers, or beneficial owners of Asset Entities Holdings, LLC. Each of them is deemed to beneficially own the shares of Class A Common Stock owned by Asset Entities Holdings, LLC and has shared voting and dispositive powers over its shares. Asset Entities Holdings, LLC’s business address is 100 Crescent Court, 7th Floor, Dallas, TX 75201.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed or furnished to you on June 13, 2024.  We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Our Board of Directors established May 24, 2024 as the record date for the determination of stockholders entitled to vote by written consent and receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

Asset Entities Inc.

100 Crescent Ct, 7th Floor

Dallas, TX 75201

Attn: Chief Financial Officer

Telephone: (262) 527-0966

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

We will make available a copy of the documents we file with the SEC on the Investor Relations section of our website at https://investors.assetentities.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

This Information Statement incorporates important business and financial information about us from documents that are not attached to this Information Statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Information Statement free of charge by requesting them in writing or by telephone from us at the following addresses and telephone number:

Asset Entities Inc.

100 Crescent Ct, 7th Floor

Dallas, TX 75201

Attn: Chief Financial Officer

Telephone: (262) 527-0966

INFORMATION INCORPORATED BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

●	our Current Reports on Form 8-K filed on April 2, 2024, April 9, 2024 (as subsequently amended on Form 8-K/A on April 17, 2024), April 22, 2024, May 16, 2024, May 28, 2024, May 28, 2024, and May 31, 2024; and

●	the description of the Class B Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-41612), filed with the SEC on February 2, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file or furnish with the SEC, unless otherwise specified in such Current Report.

Annex A

ASSET ENTITIES INC.

WRITTEN CONSENT OF STOCKHOLDERS

TO ACTION TAKEN WITHOUT A MEETING

May 24, 2024

_______________________________________________________

The undersigned, being record holders of the majority of the voting power of the issued and outstanding shares of common stock of Asset Entities Inc., a Nevada corporation (the “Company”), acting pursuant to Chapter 78 of the Nevada Revised Statutes and the Company’s Bylaws, do hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions:

BACKGROUND

The Board of Directors of the Company (the “Board”) has approved the creation of a series of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”), designated as the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), pursuant to a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”), and a capital raise in an amount of up to $3,000,000 through the issuance of up to 330 shares of Series A Preferred Stock to certain Accredited Investors (as defined in Regulation D under the Securities Act of 1933, as amended) to be identified by the Company, at a purchase price of $10,000 per Share. The Series A Preferred Stock is convertible into class B common stock, $0.0001 par value per share, of the Company (the “Class B Common Stock”).

The Board has also approved, and recommends that the Company’s stockholders approve, the issuance of Class B Common Stock to the holders of the Series A Preferred Stock pursuant to the terms and conditions of the Certificate of Designation, together with any and all shares of the common stock, $0.0001 par value per share, of the Company (“common stock”), issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Certificate of Designation under applicable rules of The Nasdaq Stock Market LLC (or any successor entity) in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued at a price that may be less than either or both of the Minimum Price (as defined in Listing Rule 5635(d)) or the Floor Price (as defined in the Certificate of Designation).

RESOLUTIONS

NOW, THEREFORE, be it

RESOLVED, that the issuance of Class B Common Stock in aggregate in excess of the limitations provided by Nasdaq Listing Rule 5635(d), including that an amount of shares of Class B Common Stock equal to or greater than 20% of the total common stock or voting power outstanding on the date of the Certificate of Designation may be issued pursuant to the Certificate of Designation at a price that may be less than either or both of the Minimum Price or the Floor Price, is hereby approved in all respects; and be it further

RESOLVED, that the officers authorized by the Board be, and they hereby are, authorized and directed to take or cause to be taken any such actions, to execute such agreements, documents and instruments and to make such filings as may be necessary or appropriate in order to carry out the intent and accomplish the purpose of the foregoing resolutions.

This Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, portable document file (.pdf) or other electronic means permitted under the Nevada Revised Statutes shall be deemed to have the same effect as originals.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned have executed this written consent.

/s/ Arshia Sarkhani
(Signature)

Name of Stockholder: Asset Entities Holdings, LLC

Authorized Signatory: Arshia Sarkhani

Title: Manager

A-2